EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 1996, on the consolidated financial statements of Reading & Bates Corporation and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 included in this Form 10-K, into the Company's previously filed Registration Statements (file no.s 33-44237, 33-50828, 33-50565, 33-56029 and 33-62727).




  Arthur Andersen LLP

  Houston, Texas
  March 8, 1996